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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Simula, Inc. on Form S-8 of our report dated March 21, 1996, appearing in the Annual Report on Form 10-K of Simula, Inc. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP
Phoenix, Arizona


March 7, 1997